Exhibit 10.01

Omnibus Nonqualified Plan Amendment

WHEREAS, Citigroup Inc. and its consolidated subsidiaries (the “Company”) sponsor nonqualified deferred compensation plans for their U.S. employees that qualify as “top hat plans” under section 201(2) or “excess benefit plans” under section 201(7) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including but not limited to, the Supplemental ERISA Compensation Plan of Citibank, N.A. and Affiliates and the Citicorp Deferred Compensation Plan (all such nonqualified plans are hereinafter collectively referred to as a “Plan” or the “Plans”); and

WHEREAS, the Company desires to amend the Plans, effective as of June 2, 2014, to provide that benefits may be forfeited or subject to recovery, in whole or in part, in the circumstances specified in this Omnibus Nonqualified Plan Amendment, to the extent not already so provided by a Plan, provided, however, that this Omnibus Nonqualified Plan Amendment shall not apply to the extent it would cause a Plan to lose its grandfathered status under section 409A of the Internal Revenue Code of 1986, as amended (“Code”);

NOW, THEREFORE, each Plan is hereby amended to add the following section to each Plan, effective as of June 2, 2014:

“Forfeiture Provisions, Including Forfeiture for Cause and Clawbacks
Notwithstanding any provision of the Plan to the contrary:
(a) Material Adverse Outcome. A participant will forfeit all or a portion of his or her Plan benefit if the Company determines, in its sole discretion, that the participant has had “significant responsibility” for a “material adverse outcome” for the Company or any of its businesses or functions.
(b) General Clawback. A participant’s Plan benefit, in whole or in part, will be forfeited if the Company determines, in its sole discretion, that the participant (1) engaged in behavior constituting misconduct or exercised materially imprudent judgment that caused harm to any of the Company’s business operations, or that resulted or could result in regulatory sanctions (whether or not formalized), (2) failed to supervise or monitor individuals engaging in, or failed to properly escalate behavior constituting, misconduct (whether or not gross misconduct) in accordance with the Company’s policies regarding the reporting of misconduct, or who exercised materially imprudent judgment that caused harm to any of the Company’s business operations, or

(3) failed to supervise or monitor individuals engaging in, or failed to properly escalate, behavior that resulted or could result in regulatory sanctions (whether or not formalized).
(c) Citi Clawback. A participant’s Plan benefit, in whole or in part, will also be forfeited if the Company, in its sole discretion, determines that the participant (1) is responsible, in whole or in part, for the preparation or issuance of materially inaccurate publicly reported financial statements, (2) knowingly engaged in providing materially inaccurate information relating to publicly reported financial statements, (3) materially violated any risk limits established or revised by the Company’s senior management and/or risk management, (4) engaged in competition during employment by the Company with the Company’s business operations, (5) breached any obligation that the participant owes to the Company, or his or her duty of loyalty to the Company, (6) engaged in an act that is determined to be materially injurious to the Company, or (7) engaged in “gross misconduct” under the Company’s guidelines.
(d) Administrative Provisions. Notwithstanding the foregoing or anything herein to the contrary, distribution to the participant (or in the event of his or her death, his or her beneficiary), of his or her Plan benefit will be suspended pending an investigation and determination into whether there may be circumstances that could result in forfeiture pursuant to the preceding paragraphs. If it is determined subsequent to a distribution being made to a participant (or in the event of his or her death, his or her beneficiary), that a distribution should not have been made pursuant to this section, the participant or his or her beneficiary will be obligated to return or repay to the Company the amount of the distribution plus interest thereon. The Company has the exclusive discretionary authority to determine and define “significant responsibility”, “material adverse outcome”, “gross misconduct” and all other undefined terms in this section, and to make all other decisions regarding the interpretation and application of this section, including but not limited to, determining the amount of the participant’s Plan benefit that will be forfeited and the rate of interest to be applied to the amount to be repaid to the Plan. The forfeiture provisions set forth in this section shall be enforceable as to benefits accrued prior to June 2, 2014 to the extent permissible under applicable law. In no event shall this amendment be applied to the extent it would cause the Plan to lose its grandfathered status under Code section 409A.”